Exhibit 10.3

Execution Version

WARRANT (Tranche B)

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT AS TO THE WARRANT AND THE SHARES OF COMMON STOCK UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SAID ACT.

guided therapeutics, INC.
COMMON STOCK WARRANT

Tranche B

Warrant Terms
Expiration Date	Warrant Shares	Warrant Price
May 22, 2018	___________________	$1.08 per share
Warrant No. _______		Date of Issuance: May 22, 2013

GUIDED THERAPEUTICS, INC., a Delaware corporation (the “Company”), for value received, hereby certifies that ____________________ or its registered assigns (the “Holder”) is entitled, subject to the provisions hereof, to purchase from the Company, at any time or from time to time during the Exercise Period (as defined in Section 5), that number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as defined in Section 5) of the Company (the “Warrant Shares”) listed in the table above at the Warrant Price listed in the table above, all subject to the terms, conditions and adjustments set forth below in this warrant (this warrant, and any new warrant issued pursuant to the terms hereof, being referred to herein as a “Warrant”).

1.                  Exercise of Warrant.

1.1              Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any Business Day by delivering at the principal executive office of the Company the Warrant and a notice of exercise in the form of Schedule I (an “Exercise Notice”) duly executed by such Holder accompanied by payment of the Warrant Price for the number of Warrant Shares designated in the Exercise Notice as to which this Warrant is to be exercised, which payment shall be:

1.1.1        in cash or by certified or official bank check payable to the order of the Company or by wire transfer in the amount obtained by multiplying (a) the number of Warrant Shares designated in the Exercise Notice by (b) the Warrant Price; or

1.1.2        if, on any Exercise Date, (a) there is not an effective Registration Statement (as defined in the Registration Rights Agreement, dated as of the date of this Warrant, among the Company and the several purchasers party thereto (the “Registration Rights Agreement”) registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, and (b) the Warrant Shares are not then eligible to be sold without restriction under Rule 144 under the Securities Act, then the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A – B)/A]

where:

X = the number of Warrants Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Market Price of the Common Stock for the five consecutive trading days ending on the date immediately preceding the Exercise Date.

B = the Warrant Price then in effect for the applicable Warrant Shares at the time of such exercise.

1.2              Mandatory Exercise.

1.2.1        Subject to Section 1.2.2, at any time following (a) the date that is the 30th day after the later of the Company’s receipt of an Approvable Letter (as defined below) for the Company’s LuViva product for cervical cancer and the date on which the Common Stock achieves an average Market Price for twenty (20) consecutive trading days of at least $1.30 with an average daily trading volume during such twenty (20) consecutive trading days of at least 25,000 shares, or (b) the date on which the average Market Price of the Common Stock for 20 consecutive trading days immediately prior to the date of the Demand Notice (defined below) is at least $1.62 and the average daily trading volume of the Common Stock exceeds 25,000 shares for such 20 consecutive trading days, the Company may deliver notice to the Holder, pursuant to Section 7, demanding exercise of this Warrant by the Holder (such notice, a “Demand Notice”); provided, however, that if, in the case of either of the foregoing clauses (a) or (b), on such date, (i) there is not an effective Registration Statement (as defined in the Registration Rights Agreement) registering, or no current prospectus available for, the resale of the Warrant Shares, or (ii) the Warrant Shares are not then eligible to be sold without restriction under Rule 144 under the Securities Act, then the such date shall be delayed until the Market Price and trading volume requirements of clauses (a) or (b), as the case may be, are first satisfied after such time that either (X) there is an effective Registration Statement (as defined in the Registration Rights Agreement) registering, and a current prospectus available for, the resale of the Warrant Shares, or (Y) the Warrant Shares are eligible to be sold without restriction under Rule 144 under the Securities Act.. Upon receipt of a Demand Notice, the Holder shall, no later than five (5) Business Days after receipt of such notice, exercise this Warrant pursuant to Section 1.1. Should the Holder not so timely exercise this Warrant subsequent to its receipt of the Demand Notice as required hereinabove, this Warrant shall thereupon, without any further action of the Company or the Holder, expire and have no further force or effect. For purposes of this Section 1.2, an “Approvable Letter” means a letter from the U.S. Food and Drug Administration (the “FDA”) informing the applicant that it has completed its review of the application and determined that there needs to be resolution of minor deficiencies, which are identified in such letter (21 CFR 814.44(e)), and/or completion of an FDA inspection that finds the manufacturing facilities, methods, and controls in compliance with the Quality System (QS) regulation, 21 CFR Part 820, and, if applicable, verifies records pertinent to the PMA as per 21 CFR 814.44(e)(1)(ii), and no other material requirements. The average Market Prices and share trading volumes provided for in this Section 1.2.1 shall be appropriately adjusted for any stock splits, stock dividends, and the like occurring after the date of issuance of this Warrant.

1.2.2        Notwithstanding anything to the contrary in Section 1.2.1, the Company shall be prohibited from delivering a Demand Notice as long as, on the date such Demand Notice would otherwise be permitted, the Holder would otherwise be permitted to effect a “cashless exercise” pursuant to Section 1.1.2.

1.3              When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Exercise Notice is delivered to the Company as provided in Section 1.1. At such time, the Person or Persons in whose name or names any certificate or certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.4 shall be deemed to have become the stockholder(s) of record thereof.

1.4              Delivery of Stock Certificates, Failure to Deliver Shares, etc.

1.4.1        As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within two (2) Business Days thereafter, the Company at its expense will cause to be issued to and delivered or registered in the name of the Holder hereof or, subject to Section 3, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price (as defined in Section 5) per share on the Business Day next preceding the date of such exercise. If the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program and the Warrant Shares may be issued as book-entry shares pursuant to such program, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the Holder by crediting the account of the Holder with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Warrant Shares so purchased. Further, the Holder may instruct the Company to deliver to the Holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be reasonably requested by the Holder hereof, shall be registered in the name of such Holder and shall bear a restrictive legend to the extent required by law. If this Warrant shall have been exercised only in part, then the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for issuance of the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares so designated by such Holder upon such exercise as provided in Section 1.1.

1.4.2        Notwithstanding the Company’s obligations under Section 1.4.1, if the Company shall fail, for any reason or for no reason, to issue to the Holder within the later of (i) three (3) trading days after receipt of an Exercise Notice and (ii) two (2) trading days after the Company’s receipt of the Warrant Price (or valid notice of a cashless exercise pursuant to Section 1.1.2) (such later date, the “Share Delivery Deadline”), a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or to credit the Holder’s balance account with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be) (a “Delivery Failure”), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of Warrant Shares issuable upon such exercise that the Holder so anticipated receiving from the Company (such sale, a “Resale”), then, within three (3) Business Days, the Company shall, at the Holder’s option, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon exercise (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon exercise (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock so purchased multiplied by (B) the gross per share sale price in connection with the Resale. The foregoing remedy for any Delivery Failure shall be the Holders sole remedy for such Delivery Failure.

1.5              Limitations on Exercises. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that after giving effect to such exercise the Holder (together with any of its affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as the case may be, as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act (as defined in the Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this Section 1.5 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 1.5 to correct this Section 1.5 (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. At any time the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in a written notice by the Holder to the Company (subject to the Company’s consent to any such increase, not to be unreasonably withheld); provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Warrants of like tenor.

1.6              Representations of the Company. The Company represents, warrants and acknowledges to the Holder that:

(a)                it is a corporation duly formed and validly existing in the State of Delaware;

(b)               it will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of Warrant Shares (or Other Securities) from time to time issuable upon the exercise of the Warrant at the time outstanding. All such securities shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof;

(c)                this Warrant has been duly authorized and approved by all requisite action of the Company, and constitutes a valid and binding agreement of the Company; and

(d)               when issued in accordance with the terms of this Warrant, the Warrant Shares will be duly authorized and validly issued, fully paid and nonassessable.

2.                  Warrant Adjustments.

2.1              Reclassification, Exchange, and Substitution. If the Warrant Shares shall be changed into the same or a different number of shares of the same or any other class or classes of stock or other securities of the Company, including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder shall, on its exercise, be entitled to receive the kind and number of shares of Common Stock or Other Securities that the Holder would have owned or been entitled to receive had such Warrant been exercised in full immediately prior to the happening of such reclassification, exchange or substitution for the same aggregate consideration. If the Company shall at any time change its Common Stock or Other Securities, as the case may be, into the same or a different number of shares of the same or any other class or classes of stock or Other Securities, as the case may be, the Warrant Price then in effect immediately before that reclassification, exchange or substitution shall be adjusted by multiplying the Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock or Other Securities, as the case may be, purchasable upon the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock or Other Securities, as the case may be, purchasable immediately thereafter. An adjustment made pursuant to this Section 2.1 shall become effective immediately after the effective date of such event. Such adjustment shall be made successively whenever such an event occurs.

2.2              Reorganization, Mergers or Consolidations. In the event of a reorganization, merger or consolidation of the Company with or into another entity, then, as part of such reorganization, merger or consolidation, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, at any time prior to the end of the Exercise Period and upon payment of the Warrant Price then in effect, the number of shares of Common Stock or Other Securities or property of the Company, or of the successor corporation resulting from such reorganization, merger or consolidation, to which the Holder would have been entitled in such reorganization, merger, or consolidation if this Warrant had been exercised immediately before that reorganization, merger or consolidation. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the reorganization, merger or consolidation to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of shares of Common Stock purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any Common Stock or Warrants or other property deliverable after the event upon exercise of this Warrant. The Company shall, within thirty (30) days after making such adjustment, give written notice pursuant to Section 7. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Warrant Price then in effect after the adjustment and the increased or decreased number of Warrant Shares purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant. Notwithstanding the foregoing, in the event of any transaction described in this Section 2.2 in which the consideration to be received by holders of Common Stock is payable only in cash, the Holder shall be entitled only to cash in the amount, if any, that such cash payment per share exceeds the Warrant Price.

2.3              Black-Scholes Redemption. Notwithstanding the provisions of Section 2.2, at the request of the Holder delivered in writing no later than 20 days following the public disclosure by the Company of a Fundamental Transaction (as defined below) pursuant to a current report on Form 8-K filed with the SEC, the Company shall purchase this Warrant from the Holder coincident with, and conditioned upon the closing of such Fundamental Transaction and the surrender by the Holder prior thereto to the Company of this Warrant for cancelation, by paying to the Holder cash in an amount equal to the Black-Scholes Value (as defined below). For purposes of this Section 2.3: (a)  “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) any other person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person, or (3) allow any other person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the person or persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person whereby such other person acquires more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock; (b) “Voting Stock” of means the capital stock of the Company of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the Company’s board of directors (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency); and (c) “Black-Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following such public announcement of the Fundamental Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of (A) sixty percent (60%) and (B) the one hundred (100) day volatility obtained from the HVT function on Bloomberg determined as of the Business Day immediately prior to the announcement of the Fundamental Transaction.

2.4              Issuance of Additional Shares of Common Stock.

2.4.1        Until the Expiration Date indicated in the Warrant Terms table above the opening paragraph of this Warrant, if the Company shall, without the consent of the Holder of this Warrant, issue any Common Stock, except for the Excepted Issuances (as defined in the Certificate of Designations), prior to the complete exercise of this Warrant for a consideration less than the Warrant Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Warrant Price shall be reduced to such other lower price to the extent this Warrant remains outstanding and unexercised.

2.4.2        For purposes of the foregoing adjustment: (a) the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock (each, an “Option”), shall result in an adjustment to the Warrant Price upon the issuance of the above-described security, debt instrument, warrant, right, or option if such issuance is at a price lower than the Warrant Price in effect upon such issuance and again at any time upon any actual, permitted, optional, or allowed issuances of shares of Common Stock upon any actual, permitted, optional, or allowed exercise of such conversion or purchase rights if such issuance is at a price lower than the Warrant Price in effect upon any actual, permitted, optional, or allowed such issuance; (b) Common Stock issued or issuable by the Company for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock; and (c) a convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance will be deemed to have been issued for the actual cash amount received by the Company in consideration of such convertible instrument.

2.4.3        If any Option is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (the “Primary Security”, and such Option, a “Secondary Security”), together comprising one integrated transaction, the consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued in such integrated transaction (or was deemed to be issued pursuant to the above anti-dilution provisions) solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the Black-Scholes Option Value (as defined below) of such Options. If any such Options are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Option but not for the purpose of the calculation of the Black-Scholes Option Value) will be deemed to be the net amount of consideration received by the Company therefor. If any such Options are issued or sold for a consideration other than cash (for the purpose of determining the consideration paid for such Option, but not for the purpose of the calculation of the Black-Scholes Option Value), the amount of such consideration received by the Company will be the fair value of such consideration. The fair value of any such consideration will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. As used hereinabove, the “Black Scholes-Option Value” means the value of the applicable Option based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the date of issuance of such Option and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option as of such date and (ii) an expected volatility equal to the greater of (A) sixty percent (60%) and (B) the one hundred (100) day volatility obtained from the HVT function on Bloomberg determined as of the Business Day immediately prior to the date of issuance of such Option.

2.4.4        Upon any reduction of the Warrant Price, the number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 2.4) be issuable on such exercise by a fraction of which (a) the numerator is the Warrant Price that would otherwise (but for the provisions of this Section 2.4) be in effect, and (b) the denominator is the Warrant Price in effect on the date of such exercise.

2.4.5        The Company shall give to Holder notice of any event described in this Section 2.4 within one (1) Business Day of its occurrence, or of any notice given or announcement in respect thereof.

2.4.6        The reduction of the Warrant Price described in this Section 2.4 is in addition to the other rights of the Holder described in the Certificate of Designations, the Purchase Agreement, and any other agreement referred to or entered into in connection with the issuance of this Warrant to which Holder and the Company are parties.

2.5              Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or number or kind of the shares of Common Stock purchasable pursuant to this Warrant, and Warrants theretofore or hereunder issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued; provided, however, that the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant that it may deem appropriate and that does not affect the substance thereof. Any Warrant thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant may be in the form so changed.

3.                  Restrictions on Transfer.

3.1              Restrictive Legends. To the extent required by law and except as otherwise permitted by this Section 3, each Warrant originally issued, each Warrant issued upon direct or indirect transfer, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR EXEMPTION THEREFROM AND ANY APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM.”

3.2              Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Restricted Securities that are not registered under an effective registration statement under the Securities Act (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under such Act), the Holder thereof will give written notice to the Company of such Holder’s intention to effect such transfer and to comply in all other respects with this Section 3.2. Each such notice shall (a) describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinion referred to below, and (b) designate counsel for the Holder giving such notice, which counsel shall be reasonably satisfactory to the Company. The Holder giving such notice will submit a copy thereof to the counsel designated in such notice. The following provisions shall then apply:

3.2.1        If in the written opinion of such counsel for the Holder, obtained at the Holder’s sole cost and expense and a copy of which shall be delivered to the Company and shall be reasonably satisfactory in form, scope and substance to the Company, the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws, such Holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such Holder to the Company. Each Restricted Security or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in Section 3.1 unless, in the opinion of such counsel, such legend is no longer required to insure compliance with the Securities Act and applicable state securities laws; and

3.2.2        If the opinion of such counsel rendered pursuant to the foregoing subdivision 3.2.1 is not to the effect that the proposed transfer may legally be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws (such opinion to state the basis of the legal conclusions reached therein), such Holder shall not be entitled to transfer such Restricted Securities (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under the Securities Act) until receipt by the Company of a further notice and a further opinion of counsel for such Holder to the effect stated in Section 3.2.1 above or until registration of such Restricted Securities under the Securities Act and applicable state securities laws has become effective.

3.3              Termination of Restrictions. The restrictions imposed by this Section 3 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities upon sale of the Restricted Securities in an offering registered under the Securities Act or when, in the opinion of counsel for the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act. Whenever such restrictions shall terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in Section 3.1.

4.                  Ownership, Transfer and Substitution of Warrants. The Company may treat the Person in whose name this Warrant is registered on the register kept at the principal executive office of the Company as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 3, a Warrant, if properly assigned, may be exercised by a new Holder without first having a new Warrant issued.

5.                  Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Business Day” means any day other than a Saturday, Sunday or any other day on which the principal national securities exchange on which the Common Stock is then listed or admitted to trading is not open for business (or, if the Common Stock is not then listed or admitted to trading on any national securities exchange, the over-the-counter market is not open for business).

“Certificate of Designations” means the Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company filed with the Secretary of State of the State of Delaware on or about the date of this Warrant, as same may be amended from time to time in accordance with its terms.

“Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Common Stock” means, the common stock, par value $.001 per share (or other common equity interest, however denominated) of the Company and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

“Company” has the meaning specified in the opening paragraph of this Warrant.

“Exercise Period” means the date commencing on the date of this Warrant and ending on the Expiration Date indicated in the Warrant Terms table above the opening paragraph of this Warrant, or sooner upon expiration of this Warrant as provided in Section 1.2.1 hereof.

“Holder” has the meaning specified in the opening paragraph of this Warrant.

“Market Price” means, per share of Common Stock on any date specified herein, (a) the last sale price on such date of such Common Stock or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is trading on the over-the-counter market, the last sale price as reported by OTC Markets Group, Inc., or (c) if neither (a) nor (b) is applicable, a price per share thereof equal to the fair value thereof determined in good faith by a resolution of the Board of Directors as of a date which is within 15 days of the date as of which the determination is to be made.

“Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) that the Holder of the Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 2 or otherwise.

“Person” means a corporation, an association, a partnership, an organization or business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of May 21, 2013, among the Company and the several purchasers party thereto.

“Restricted Securities” means (a) any Warrants bearing the applicable legend set forth in Section 3.1, (b) any Warrant Shares (or Other Securities) issued upon the exercise of Warrants that are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section and (c) any Warrant Shares (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

“Securities Act” means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Warrant Price” means the purchase price per share of the Warrant Shares subject to this Warrant indicated in the Warrant Terms table above the opening paragraph of this Warrant, subject to adjustment thereto pursuant to the terms of this Warrant.

“Warrant Shares” has the meaning specified in the opening paragraph of this Warrant.

“Warrants” has the meaning specified in the opening paragraph of this Warrant.

6.                  No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof any rights as a stockholder of the Company or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

7.                  Notices. All notices and other communications provided for herein shall be delivered or mailed by first class mail, postage prepaid, addressed to:

If to the Holder, the address set forth on the Holder’s signature page to the Purchase Agreement.

If to the Company:

5835 Peachtree Corners East, Suite D
Norcross, GA 30092
Attn: Chief Executive Officer

The address provided in this Section 7 may be modified by the Company by providing the Holder notice in writing; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1.

8.                  Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any provision of this Warrant that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Company waives any provision of law that shall render any provision hereof prohibited or unenforceable in any respect. This Warrant shall be governed by the substantive laws of the State of New York without reference to the choice of law rules thereof. The headings of this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.

9.                  Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

10.              Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

11.              Expiration. The right to exercise this Warrant shall expire on the Expiration Date.

Guided therapeutics, inc.

By: ___________________________________
Name:_________________________________
Title:__________________________________

Schedule I

Exercise Notice

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. _____ (the “Warrant”) issued by Guided Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3) The undersigned intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise (the undersigned has enclosed or contemporaneously wired the sum of $___________ in immediately available funds to the Company in accordance with the terms of the Warrant)

☐	“Cashless Exercise” (if permitted under Section 1.1.2 of the Warrant)

(4) The undersigned hereby requests that the Company deliver to the undersigned Warrant Shares determined in accordance with the terms of the Warrant. Please issue (check applicable box):

☐	A certificate of certificates representing the Warrant Shares in the name of the undersigned or in the following name:

  _____________________________________________

☐	The Warrant Shares in electronic form to the following account:

Name and Contact for Broker:

Broker no: ______________________________________________

Account no:_____________________________________________

Account holder:__________________________________________

(5) The undersigned hereby certifies to the Company, pursuant to the delivery of this Exercise Notice and the applicable Warrant Price as provided in the Warrant, that the representations and warranties contained in Sections 2(a)-(e) of the Purchase Agreement, as applied to the Warrant Shares, are true and correct as of the Exercise Date as if made by the undersigned on the Exercise Date.

Dated:_______________, _____

Name of Holder: __________________________________________

 By: ____________________________________________________

Name: __________________________________________________

Title: ___________________________________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)